                              CONSULTING AGREEMENT
                              --------------------

THE EFFECTIVE DATE of the AGREEMENT is the first day of August, 2001.

               DYNAMOTIVE ENERGY SYSTEMS CORPORATION
               -------------------------------------
               105-1700 West 75th Avenue,
               Vancouver, British Columbia V6P 6G2

                                      (the "Company")
AND

               VISICA INVESTMENTS & CONSULTING LTD.
               ------------------------------------
               6088 Alma Street,
               Vancouver, British Columbia V6N 1Y4

                                   (the "Consultant")
AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties hereto agree as follows:

                                     PART 1
                                   APPOINTMENT
                                   -----------

1.01 The Company appoints the Consultant and the Consultant accepts the appointment, to appoint Bayne E. Boyes to act as Chief Operating Officer "Appointment") of the Company upon the terms and conditions of this Agreement and the Consultant agrees to diligently and faithfully carry out and perform its duties and obligations described in this Agreement.

                                     PART 2
                                TERM OF AGREEMENT
                                -----------------

2.01 This Agreement shall commence on the date first appearing in this Agreement and shall continue for two years ending on July 31, 2003.

                                     PART 3
                                    NO AGENCY
                                    ---------

3.01 Except as specifically provided in this Agreement or authorized by the Company in writing, the Consultant shall not be deemed to be the agent of the Company and shall not be authorized or entitled to contract on behalf of or bind the Company in any dealings with third parties with the exception that as Chief Operating Officer of the Company, the

Consultant may enter into contracts or bind the Company within the authority granted to the Chief Operating Officer by the Board of Directors of the Company, from time to time.

                                     PART 4
                            DUTIES OF THE CONSULTANT
                            ------------------------

4.01 In consideration of the Consulting Fee, the Consultant agrees to carry out and perform the duties and responsibilities in respect to the Appointment that would normally be expected in an organization of the size and nature of the Company and such other services as the Company may from time to time require in connection with the services named herein.

4.02 As Chief Operating Officer, the Consultant will be responsible for the efficient and effective Canadian operations of the Company including all business development and Canadian based personnel issues (to support the non-resident CEO) and administrative and government relations, securities and accounting issues on a day to day basis but not on a policy basis.

                                     PART 5
                                 CONSULTING FEE
                                 --------------

5.01 For the first six months of this agreement to January 31, 2002, the Consultant shall receive a stock option--as set out in the Stock Option Agreement attached hereto--to purchase 100,000 shares of the Company at $.50 per share; however, such option shall only vest if the conditions as set out in Schedule A (attached) are met no later than April 30, 2002. Once such conditions are met, the Consultant will submit an invoice in the amount of $50,000 USD to exercise such option.

5.02 From February 1, 2002, in consideration of the performance by the Consultant of its obligations under this Agreement, the Company shall pay to the Consultant a consulting fee of $11,666 per month ("Base Consulting Fee"), payable on the last working day of each month provided however that the amount payable hereunder may be changed by mutual consent of the parties.

5.03 In addition to the above, the Consultant will be granted stock options--as set out in the Stock Option Agreement attached hereto--for the purchase of 200,000 common shares of the Company at U.S. $.80 each for five years. Such Options shall remain exerciseable by the Consultant irregardless of whether the Consultant continues to provide services to the Company; as such, paragraph 4. of the attached Stock Option Agreement shall be deleted.

                                     PART 6
                           EXPENSES AND DISBURSEMENTS
                           --------------------------

6.01 In addition to the Consulting Fee the Company shall pay to the Consultant within thirty (30) days after receipt by the Company of invoices therefor, the full amount of all reasonable expenses, disbursements and out-of-pocket costs incurred by the Consultant on behalf of the Company in performing its duties under this Agreement.

                                     PART 7
                             INDEPENDENT CONTRACTOR
                             ----------------------

7.01 Nothing in this Agreement shall create an employment relationship between the Company and the Consultant and it is hereby understood and agreed that the Consultant is and will at all times be an independent contractor in respect to this Agreement.

                                     PART 8
                               NAME OF CONSULTANT
                               ------------------

8.01 It is understood and agreed that the Company has been induced to enter into this Agreement by assurances and representations of the consultant that the particular talents of Bayne E. Boyes will be available to the Company on a part-time basis not to exceed on average 3 1/2 days per week. In the event that Mr. Boyes shall become physically or mentally incapacitated for any reason whatsoever, shall leave the employ of or sell his interest in or resign his position with the Consultant, then the Company shall have the right to forthwith terminate this Agreement upon (30) days notice in writing to the Consultant.

                                     PART 9
                                 CONFIDENTIALITY
                                 ---------------

9.01 The Consultant shall not, either during the term of its appointment or at any time thereafter, disclose to any person, firm or corporation any information concerning the business or affairs of the Company which the Consultant may have acquired in the course of or incidental to its Appointment hereunder or otherwise, whether for its own benefit, or to the detriment, or intended or probable detriment, of the Company.

                                     PART 10
                                   TERMINATION
                                   -----------

10.01 Either party may give 90 days written notice of intention to terminate this Agreement, which shall terminate accordingly.

                                     PART 11
                              NO FURTHER OBLIGATION
                              ---------------------

11.01 Notwithstanding this Agreement and subject to sections 8.01 and 9.01, either party shall be free to develop other business opportunities and technology on its own or with other groups, partners, associates and consultants, without obligation to include the other party in such technology and projects.

                                     PART 12
                            TERMINATION UPON DEFAULT
                            ------------------------

12.01 In addition to Parts 8, 9 and 10 the Company shall be entitled to terminate this Agreement upon ten (10) days notice in writing to the Consultant in the event that any of the following events of default have occurred:

     (a) the Consultant shall be in default in the observance or performance of any term or condition of this Agreement required to be done, observed or performed by the Consultant and the default continues for a period of thirty (30) days following receipt of written notice of such default from the Company;

     (b) an order shall be made or resolution passed or petition filed for the winding-up of the Consultant; and

     (c) the Consultant shall commit or threaten to commit any act of bankruptcy or shall become insolvent or shall make an assignment or proposal under the Bankruptcy Act or a general assignment in favour of its creditors, or if a bankruptcy petition shall be filed or presented against the Consultant.

                                     PART 13
                                     NOTICE
                                     ------

13.01 Any notice required to be given hereunder by any party shall be given or made in writing and either delivered personally or sent by registered mail, postage prepaid, addressed to the Company at:

                           105-1700 West 75th Avenue,
                           Vancouver, B.C. V6P 6G2

or addressed to the Consultant at:

                           6088 Alma Street,
                           Vancouver, B.C. V6N 1Y4

or to such other address at which any of the parties hereto may from time to time notify the others in writing. The time of giving or making such notice shall be, if delivered, when delivered, and if mailed, then on the fifth (5th) business day after the day of mailing thereof.

                                     PART 14
                                    HEADINGS
                                    --------

14.01 The headings of this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

                                     PART 15
                                 TIME OF ESSENCE
                                 ---------------

15.01 Time shall be of the essence of this Agreement.

                                     PART 16
                                    ENUREMENT
                                    ---------

16.01 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their permitted successors and assigns.

                                     PART 17
                                   ASSIGNMENT
                                   ----------

17.01 Neither party to this Agreement shall be entitled to assign its benefits, interests or obligations under this Agreement without the written consent of the other party hereto.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as set out below.

DYNAMOTIVE ENERGY SYSTEMS CORPORATION


Per:/s/ Richard Lin
    -----------------------------
       Authorized Signatory


VISICA INVESTMENTS & CONSULTING LTD.


Per:/s/ Bayne E. Boyes
    -----------------------------
       Authorized Signatory